Press Release – For Immediate Release

A5 Laboratories Inc. Submits Establishment License Application to Health Canada

November 22, 2010

MONTREAL, QUEBEC--(Marketwire - 11/21/10) - A5 Laboratories Inc. (A5 Labs) (OTC.BB:AFLB - News) is pleased to announce that the CRO division has submitted its Establishment License application to Health Canada. All Canadian drug establishments must hold an EL (Establishment Licence) to manufacture, package, or conduct testing of pharmaceutical products.

“In less than 4 months, our CRO team has completed all Standard Operating Procedures (SOPs) as well as validation protocols for all our instruments and Laboratory Information Management System (LIMS) to be able to conduct more than 1,000 testing methods. A5 Lab’s CRO has now completed all requirements to obtain the Health Canada Establishment License to start our Pharmaceutical analytical testing and development business. We expect to obtain our license in the next 30 to 90 days” Said Dr. Richard Azani, President and CEO.

About A5 Labs:

A5 Labs is a contract research based organization servicing the pharmaceutical and biotechnology companies in North America. The company utilizes its research capabilities to license and acquire novel biotechnology products for development and commercialization.

Safe Harbor Statement:

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to A5, and specifically A5’s ability to obtain a license from Health Canada, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of A5's products, the competitive environment within the industry, the ability of A5 to continue to expand its operations, the level of costs incurred in connection with A5's expansion efforts, economic conditions in the industry and the financial strength of A5's customers and suppliers. A5 does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

Contact:

Contacts:
A5 Laboratories Inc.
Investor Relations
1-877-MIRADOR
info@a5labs.com
www.a5labs.com